Exhibit 99.2

COMPANY STATEMENT ON DISCLOSURE OF NON-GAAP

FINANCIAL MEASURES

The Company uses GAAP based financial measures as its primary disclosure, with supplemental non-GAAP financial measures used to improve an understanding of the financial results.

The complexity and volatility of the financial reporting for the Company’s Secured Convertible Notes has been a major focus of management and investors. To help investors better understand the accounting for the Notes, the Company provided disclosure in its Annual Report on Form 10-K for fiscal 2007. Management presents historic financial information that excludes non-cash charges for the ratable write-off of unamortized debt discounts, deferred financing costs and accrued interest when notes are converted. Management believes presenting financial information without these charges helps investors better understand the Company’s current operating performance and that explicit disclosure of these charges provides meaningful information to investors.

In the fiscal 2007 fourth quarter, the Company determined it had sufficient redemption history for gift cards and sales credits to reasonably estimate “breakage”. At that time, the Company recorded a significant “breakage” benefit related thereto covering several years. Given the nature of this initial adjustment, such amount was much larger than amounts the Company anticipates recording in future periods. Accordingly, management believes presenting financial information without “breakage” benefits for fiscal 2008 and fiscal 2007 helps investors better understand comparative operating performance during those periods.

From time to time, the Company determines the carrying values of certain long-lived assets are not supported by their anticipated future cash flows and, as a result, must record non-cash charges to impair these assets. Timing and magnitude of these charges can be sporadic and can significantly affect the financial results of the quarter in which they are recorded. The Company consistently presents these charges as a separate line item within quarterly and annual results in its statements of operations and, similarly, believes the presentation of historical financial information excluding these non-cash charges to be beneficial to investors.